Exhibit 10.24

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is dated as of January 21, 2021 (the “Effective Date”) and is entered into by and between BOARDWALK OFFICE ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”) and ROCKLEY PHOTONICS, INC., a Delaware corporation (“Tenant”) with reference to the following facts:

A. Landlord and Tenant are the current “landlord” and “tenant”, respectively, under that certain Office Lease dated as of January 11, 2021 (the “Lease”), pursuant to which Landlord leased unto Tenant, and Tenant leased from Landlord, certain premises consisting of approximately 5,126 rentable square feet located on the third (3rd) floor of the building located at 18575 Jamboree Road, Irvine, California 92612 (the “Premises”).

B. Landlord and Tenant desire to modify and amend the Lease to provide for Tenant’s short term use of space within the Project during the build-out of the Premises in accordance with the terms below.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Scope of First Amendment; Defined Terms; Incorporation of Recitals. Except as expressly provided in this First Amendment, the Lease shall remain in full force and effect in all respects and the term “Lease” shall mean the Lease as modified by this First Amendment. Capitalized terms used but not otherwise defined in this First Amendment have the respective meanings given to them in the Lease. The preamble and recitals set forth above are hereby incorporated into this First Amendment by this reference in their entirety.

2. Temporary Space. Commencing on the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Temporary Space, or (ii) March 15, 2021, Tenant shall have a license to access and utilize the Temporary Space continuing through and expiring on the date (“Temporary Space Term”) which is three (3) business days after the Commencement Date for the Premises has occurred (the “Temporary Space Expiration Date”). The Temporary Space means that certain space located in the South Building consisting of approximately 3,436 rentable square feet, known as Suite S-310 (“Temporary Space”), as depicted on Exhibit A attached hereto, provided such license is conditioned upon the following conditions: (a) Tenant shall pay a license fee to Landlord in the amount of $16,664.60 per calendar month (prorated for any partial month) for each month during the Temporary Space Term, (b) Tenant’s access to the Temporary Space shall be on an “as-is”, “with all faults” basis, without representation or warranty of any kind, express or implied; (c) in no event shall Landlord be obligated to construct improvements or perform any other work, repairs or maintenance whatsoever in the Temporary Space; (d) in no event shall Landlord have any repair or other obligations, duties or liabilities whatsoever with respect to the Temporary Spaces; (e) Landlord may access the Temporary Space from time to time with or without advance notice to Tenant; (f) Tenant may use the Temporary Space solely for general office use and no other purpose whatsoever; (g) Tenant shall comply with all Applicable Laws in connection with its use of the Temporary Space; (h) Tenant or any of its employees, invitees, agents or contractors, shall not cause any damage to the Temporary Space and immediately report any damage to Landlord and be responsible to reimburse Landlord for Landlord’s out-of-pocket costs to repair and restore any areas to the building damaged by Tenant or any Tenant Party; (i) Landlord shall not be responsible for any loss, including theft, damage or destruction to any personal property, equipment or materials stored by Tenant at the Temporary Space or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees; (j) Tenant has provided Landlord with evidence of Tenant’s satisfaction of its insurance requirements under the Original Lease with respect to the Temporary Space; (k) Tenant shall make no additions, improvements, installations or alterations of any kind to the Temporary Space, other than the installation of telecommunications equipment and cabling; (l) Tenant shall surrender the Temporary Space in the condition received, with all of Tenant’s personal property, fixtures and equipment (and telecommunications equipment and wiring) removed therefrom by no later than the Temporary Space Expiration Date, and shall immediately repair any damage to the Temporary Space occasioned by such removal or otherwise and restore any affected areas to the condition existing upon Tenant first accessing the Temporary Space; (m) Tenant shall have no right to assign or sublease its license to the Temporary Space without the express prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discretion; (n) Tenant shall have no right to renew or extend the Temporary Space Expiration Date and (o) Tenant shall pay Landlord an amount equal to $24,996.90 for each month (prorated for any partial month) in which Tenant fails to surrender the Temporary Space to Landlord as required hereby, and shall compensate Landlord for all costs, losses, expenses and/or liabilities incurred by Landlord as a result of such holdover, including without limitation, losses due to the loss of a succeeding tenancy. Tenant’s license to use the Temporary Space is revocable immediately at any time upon Tenant’s breach of any of its obligations hereunder or upon the failure of any of the conditions set forth above. Tenant shall indemnify, defend, protect, and hold harmless Landlord, and its affiliates, agents, partners, members, employees, and officers from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Temporary Space (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Temporary Space or the building in which the Temporary Space is located. Except as expressly set forth in this paragraph, all of the TCCs, limitations and restrictions contained in this Lease pertaining to the Premises and Tenant’s use thereof shall apply equally to the Temporary Space and Tenant’s use thereof.

3. Parking. During the Temporary Space Term, in addition to the parking rights set forth in the Lease, Tenant shall have the right but not the obligation to rent from Landlord fourteen (14) unreserved parking passes, of which up to two (2) may be rented by Tenant for reserved passes (“Reserved Passes”), subject to availability, in mutually agreeable locations, and the balance of the parking passes shall be for unreserved parking spaces in the Project’s parking structure.

4. Security Deposit. The parties agree and acknowledge that Landlord currently holds a Security Deposit from Tenant in the amount of $31,376.08 pursuant to the Original Lease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord the sum of $18,331.06 to be added to the existing Security Deposit, such that the total required Security Deposit under the Lease shall be $49,707.14. Landlord shall continue to hold the Security Deposit (as increased pursuant to this Amendment) in accordance with the terms and conditions of the Original Lease (as amended hereby).

5. No Further Modification. Except as set forth herein, the Lease remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Lease and this First Amendment, the terms of this First Amendment shall control.

6. Governing Law. This First Amendment shall be construed and governed by the laws of the state where the Premises are located.

7. Authority. This First Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this First Amendment.

8. Electronic Delivery; Counterparts. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this First Amendment which are delivered by facsimile, PDF or electronically as constituting a duly authorized, irrevocable, actual, current delivery of this First Amendment with original ink signatures of each person and entity. This First Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single First Amendment. Each party hereto (i) intends to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (ii) are aware that the other parties will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this First Amendment based on the foregoing forms of signature. If this First Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

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IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the Effective Date.

LANDLORD:

BOARDWALK OFFICE ASSOCIATES, LLC,
a Delaware limited liability company
By:	TC Boardwalk OM, LLC,
a Delaware limited liability company, its Operating Member

By:	Trammell Crow So. Cal. Development Services, Inc., a Delaware corporation, its Managing Member

	By:	/s/ Tom Bak
	Name:	Tom Bak
	Its:	President & CEO

TENANT:

ROCKLEY PHOTONICS, INC., a Delaware corporation

By:	/s/ Mahesh Karanth
Name:	Mahesh Karanth
Its:	CFO

[Signature Page to First Amendment to Office Lease]

Exhibit A

Depiction of Temporary Space

[attached]

South Tower
Floor 3S		Suite S-310
	The Boardwalk	Total USF Leased RSF
	18545-18575 Jamboree	2,812 3,436
Road Irvine, CA 92612